UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 15, 2018

JELD-WEN HOLDING, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38000	93-1273278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2645 Silver Crescent Drive Charlotte, North Carolina	28273
(Address of principal executive offices)	(Zip code)
Registrant's telephone number, including area code: (704) 378-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On October 15, 2018, JELD-WEN Holding, Inc. (the “Company”) issued a press release announcing certain preliminary financial results for the quarter ended September 29, 2018. A copy of the press release is attached hereto as Exhibit 99.1.

    The information in this Item 2.02 of the Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities of that section and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 15, 2018, the Company announced the departure of Executive Vice President and Chief Financial Officer(“CFO”), L. Brooks Mallard, effective November 8, 2018. Mr. Mallard is leaving the Company to pursue other career interests.

In addition, the Company announced the promotion of John Linker to CFO, effective November 8, 2018. In this capacity, Mr. Linker will serve as the Company’s principal financial officer.

Mr. Linker’s biographical information is incorporated by reference to Part III, Item 10 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Securities and Exchange Commission on March 6, 2018. There is no arrangement or understanding between Mr. Linker and any other persons pursuant to which Mr. Linker was selected as the Company’s CFO. There are no family relationships between Mr. Linker and any director or executive officer of the Company and no transactions involving Mr. Linker that would require disclosure under Item 404(a) of Regulation S-K.

In connection with Mr. Linker’s appointment, the Compensation Committee of the Board of Directors of the Company approved an annualized base salary of $450,000, an annual bonus target under the Company’s Management Incentive Plan of 75% of base salary, a target equity award under the Company’s Long-Term Incentive Plan of 210% of base salary, and an award of restricted stock units (“RSUs”) with a fair market value of $1.5 million to be issued on November 1, 2018 (the “Date of Grant”). One-third of the RSUs will vest on each of the third, fourth and fifth anniversaries of the Date of Grant, subject to Mr. Linker’s continued employment through the applicable vesting date.

Scott Vining, Senior Vice President and Chief Accounting Officer, will serve as the Company’s principal accounting officer, effective November 8, 2018. Mr. Vining was appointed to his current position in June 2012. Prior to joining the Company, Mr. Vining was employed by The Shaw Group, Inc., a global engineering, construction, fabrication, remediation, and support services company formerly listed on the NYSE, from February 2008 until June 2012 and served in various capacities, most recently as a Senior Director of Accounting. Mr. Vining began his career at Coopers & Lybrand LLP in 1986. Mr. Vining received his Bachelor of Business Administration in 1986 from the University of North Florida and is a certified public accountant.

There is no arrangement or understanding between Mr. Vining and any other persons pursuant to which Mr. Vining was designated as the Company’s principal accounting officer. There are no family relationships between Mr. Vining and any director or executive officer of the Company and no transactions involving Mr. Vining that would require disclosure under Item 404(a) of Regulation S-K.

Item 8.01. Other Events.

On October 15, 2018, the Company issued a press release relating to the matters described under Item 5.02 above. A copy of the press release is filed as Exhibit 99.2 to this report and incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

99.1	Press Release issued by JELD-WEN Holding, Inc. dated October 15, 2018, announcing preliminary financial results for the third quarter of fiscal 2018
99.2	Press Release issued by JELD-WEN Holding, Inc. dated October 15, 2018, announcing the departure of Brooks Mallard, CFO, and promotion of John Linker to CFO

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2018		JELD-WEN HOLDING, INC.

	By:	/s/ Laura W. Doerre
Laura W. Doerre
Executive Vice President, General Counsel and Chief Compliance Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by JELD-WEN Holding, Inc. dated October 15, 2018, announcing preliminary financial results for the third quarter of fiscal 2018
99.2	Press Release issued by JELD-WEN Holding, Inc. dated October 15, 2018, announcing the departure of Brooks Mallard, CFO, and promotion of John Linker to CFO